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As filed with the Securities and Exchange Commission on May 18, 2001

Registration No. 333-59480

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST VIRTUAL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	3576	33-0476164
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

3393 Octavius Drive
Santa Clara, California 95054
Telephone: (408) 567-7200

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Ralph Ungermann
Chairman of the Board, Chief Executive Officer and President
FIRST VIRTUAL COMMUNICATIONS, INC.
3393 Octavius Drive
Santa Clara, California 95054
Telephone: (408) 567-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julie M. Robinson, Esq. COOLEY GODWARD LLP 4365 Executive Drive, Suite 1100 San Diego, California 92121 Telephone: (858) 550-6000	Mark L. Johnson, Esq. Michael J. LaCascia, Esq. HALE AND DORR LLP 60 State Street Boston, Massachusetts 02109 Telephone: (617) 526-6000

   Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this Registration Statement.

   If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Part II
Information Not Required in Prospectus

Item 20. Indemnification of Directors and Officers

    The Registrant's Bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law.

    The Delaware General Corporation Law (the "Delaware GCL") provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he or she is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he or she is not successful on the merits if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe the conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if the officer or director is not successful on the merits, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, the officer or director is entitled to indemnification of expenses. The indemnification described in clauses (ii) and (iii) above shall be made upon order by a court or a determination by (i) a majority of disinterested directors, (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion or (iii) the stockholders, that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to be indemnified in connection with the proceeding to which the expenses relate. First Virtual Communications' amended and restated certificate of incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty.

    First Virtual Communications has entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements require that the Company indemnify the directors and executive officers in all cases to the fullest extent permitted by Delaware law. Under the Delaware GCL, except in the case of litigation in which a director or officer is successful on the merits, indemnification of a director or officer is discretionary rather than mandatory. Consistent with First Virtual Communications' Bylaws, the indemnity agreements require the Company to make prompt payment of litigation expenses at the request of the director or officer in advance of indemnification provided that the officer or director undertakes to repay the amounts if it is ultimately determined that he or she is not entitled to indemnification for expenses. The advance of litigation expenses is mandatory under the agreements; under the Delaware GCL such advance would be discretionary. Under the indemnity agreements, the director or officer is permitted to bring suit to seek recovery of amounts due under the indemnity agreements and is entitled to recover the expenses of seeking such recovery unless a court determines that the action was not made in good faith or was frivolous. Without the indemnity agreements, First Virtual Communications would not be required to pay the director or officer for his or her expenses in seeking indemnification recovery against First Virtual Communications. Under the indemnity agreements, directors and officers are not entitled to indemnity or advancing of expenses (i) if the director or officer has recovered payment under an insurance policy for the subject claim, or has otherwise been indemnified against the subject claim, (ii) for actions initiated or brought by the director or officer and not by way of defense (except for actions seeking indemnity or expenses from First Virtual Communications), (iii) if the director or officer violated

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section 16(b) of the Exchange Act or similar provisions of law or (iv) if a court of competent jurisdiction determines that the director or officer failed to act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant or, with respect to any proceeding which is of a criminal nature, had reasonable cause to believe his or her conduct was unlawful. Absent the indemnity agreements, indemnification that might be made available to directors and officers could be changed by amendments to the Registrant's amended and restated certificate of incorporation or amended and restated bylaws.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document
2.1	Agreement of Plan of Merger and Reorganization among the Registrant, FVC Acquisition Corp. and CUseeMe Networks, Inc., dated as of March 22, 2001 (8)
3.1	Amended and Restated Certificate of Incorporation of the Registrant (1)
3.2	Certificate of Ownership and Merger, effective August 3, 1998 (2)
3.3	Certificate of Designation of Series A Convertible Preferred Stock (4)
3.3	Bylaws of the Registrant (1)
4.1	Specimen Common Stock Certificate (2)
4.2	Specimen Series A Convertible Preferred Stock Certificate (4)
5.1†	Opinion of Cooley Godward LLP
8.1†	Tax Opinion of Cooley Godward LLP
8.2†	Tax Opinion of Hale and Dorr LLP
10.1	1997 Equity Incentive Plan, as amended (6)
10.2	1997 Employee Stock Purchase Plan, as amended (1)
10.3	Form of 1997 Employee Stock Purchase Plan Offering (1)
10.4	1997 Non-Employee Directors' Stock Option Plan, as amended (6)
10.5	Executive Officers' Change of Control Plan (3)
10.6	Non-Employee Directors' Change of Control Plan (3)
10.7	1999 Equity Incentive Plan, as amended (6)
10.8	Form of Indemnification Agreement between the Registrant and its directors and executive officers (1)
10.9	Lease Agreement between the Registrant and John Arrillaga, or his successor Trustee, UTA 7/20/77, dated July 19, 1995 (the "Lease Agreement") (1)
10.10	Amendment No. 1 to the Lease Agreement, dated November 7, 1997 (1)
10.11	Amendment No. 4 to the Lease Agreement, dated February 4, 1999 (3)
10.12	Loan and Security Agreement between the Registrant and Silicon Valley Bank ("SVB"), dated July 3, 1996 (1)
10.13	Amendment to Loan and Security Agreement between the Registrant and SVB, dated June 10, 1998 (2)
10.14	Loan Modification Agreement between the Registrant and SVB, dated as of March 10, 2000 (5)
10.15	Master Lease Agreement between the Registrant and Comdisco, Inc. ("Comdisco"), dated April 30, 1997(1)

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10.16	Subordinated Loan and Security Agreement between the Registrant and Comdisco, dated April 30, 1997(1)
10.17	Development and License Agreement between the Registrant and Advanced Telecommunications Modules Limited, dated February 25, 1994, as amended (1)
10.18	Technology Licensing Agreement between IBM Corporation and the Registrant, dated October 16, 1997 (1)
10.19	Warrant issued to SVB, dated April 11, 1997 (1)
10.20	Subordinated Loan and Security Agreement between the Registrant and Comdisco, dated October 23, 1997 (1)
10.21	Lease Agreement between the Registrant and John Arrillaga, or his successor Trustee, UTA 7/20/77, dated November 7, 1997 (1)
10.22	Letter Agreement between IBM Corporation and the Registrant, dated February 8, 1998 (1)
10.34	Second Amended and Restated Promissory Note, dated August 21, 2000, issued in favor of the Registrant by Allwyn Sequeira (7)
10.35	Letter Agreement between Registrant and Allwyn Sequeira, dated October 10, 2000 (7)
10.36	Stock Purchase Agreement, dated June 8, 2000, between the Registrant and Vulcan Ventures Incorporated (4)
10.37	Warrant to Purchase 850,000 of the Registrant's Common Stock, dated June 8, 2000, issued by the Registrant to Vulcan Ventures Incorporated(4)
10.38	Registration Rights Agreement, dated June 8, 2000, between the Registrant and Vulcan Ventures Incorporated (4)
10.39*	Video Services Agreement, dated May 8, 2000, between the Registrant and Qwest Communications Corporation (4)
10.40†	Employment and Non-Competition Agreement, dated March 22, 2001, between the Registrant and Killko Caballero
10.41†	Consulting Agreement, dated July 26, 2000, between the Registrant and Stephen Rackets
10.42†	Offer Letter, dated September 28, 2000, and Confirmation Letter, dated September 14, 2000, between the Registrant and James Griffin
10.43†	Employment Agreement, dated April 11, 2001, between the Registrant and David Bundy
10.44†	Employment Agreement, dated April 11, 2001, between the Registrant and Raymond Cavanagh
10.45†	Employment Agreement, dated April 11, 2001, between the Registrant and Jeffrey Krampf
10.46†	Employment Agreement, dated April 11, 2001, between the Registrant and Robert Scott
11.1	Statement of Computation of Earnings (Loss) Per Share (9)
23.1†	Consent of PricewaterhouseCoopers LLP
23.2†	Consent of Ernst & Young LLP
23.3	Consent of Cooley Godward LLP (Included in Exhibits 5.1 and 8.2)
23.4	Consent of Hale and Dorr LLP (Included in Exhibit 8.2)
23.5	Consent of Greenbridge Partners LLC
23.6	Consent of Chase Securities Inc. (Included in Appendix D)
24.1†	Power of Attorney (included on signature page)
99.1†	Form of Proxy Card of the Registrant
99.2†	Form of Proxy Card of CUseeMe Networks, Inc.

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Notes to Exhibits

*
Confidential Treatment has been granted with respect to certain portions of this Exhibit.

†
Previously filed.

(1)
Filed as an exhibit to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-38755).

(2)
Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q filed on June 10, 1998 (File No. 000-23305).

(3)
Filed as an exhibit to the Registrant's Annual Report on Form 10-K filed on April 15, 1999 (File No. 333-72833).

(4)
Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q filed on August 14, 2000 (File No. 000-23305).

(5)
Filed as an exhibit to the Registrant's Annual Report on Form 10-K filed on March 20, 2000 (File No. 333-72833).

(6)
Filed as an exhibit to the Registrant's Registration Statement on Form S-8 filed on July 17, 2000 (File No. 333-4159).

(7)
Filed as an exhibit to the Registrant's Annual Report on Form 10-K filed on April 2, 2001 (File No. 000-23305).

(8)
Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on April 4, 2001 (File No. 000-23305).

(9)
See Note 1 to the Registrant's consolidated financial statements.

Item 22. Undertakings.

    (1)  The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (2)  The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 (the "Act") and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)  The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus/Proxy Solicitation pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

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    (4)  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    (5)  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act, and will be governed by the final adjudication of such issue.

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Signatures

    Pursuant to the requirements of the Securities Act of 1933, as amended, First Virtual Communications, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, County of Santa Clara, State of California, on May 18, 2001.

By:	/s/ RALPH UNGERMANN Ralph Ungermann Chairman of the Board, Chief Executive Officer and President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RALPH UNGERMANN Ralph Ungermann	Chairman of the Board Chief Executive Officer and President (Principal Executive Officer)	May 18, 2001
/s/ RANDY ACRES Randy Acres	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 18, 2001
* Edward Harris	Director	May 18, 2001
* David A. Norman	Director	May 18, 2001
* Allwyn Sequeira	Director	May 18, 2001
* Robert Wilmot	Director	May 18, 2001
*By:	/s/ RALPH UNGERMANN
Ralph Ungermann (Attorney-in-Fact)

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Exhibit Index

Exhibit Number	Description of Document
2.1	Agreement of Plan of Merger and Reorganization among the Registrant, FVC Acquisition Corp. and CUseeMe Networks, Inc., dated as of March 22, 2001 (8)
3.1	Amended and Restated Certificate of Incorporation of the Registrant (1)
3.2	Certificate of Ownership and Merger, effective August 3, 1998 (2)
3.3	Certificate of Designation of Series A Convertible Preferred Stock (4)
3.3	Bylaws of the Registrant (1)
4.1	Specimen Common Stock Certificate (2)
4.2	Specimen Series A Convertible Preferred Stock Certificate (4)
5.1†	Opinion of Cooley Godward LLP
8.1†	Tax Opinion of Cooley Godward LLP
8.2†	Tax Opinion of Hale and Dorr LLP
10.1	1997 Equity Incentive Plan, as amended (6)
10.2	1997 Employee Stock Purchase Plan, as amended (1)
10.3	Form of 1997 Employee Stock Purchase Plan Offering (1)
10.4	1997 Non-Employee Directors' Stock Option Plan, as amended (6)
10.5	Executive Officers' Change of Control Plan (3)
10.6	Non-Employee Directors' Change of Control Plan (3)
10.7	1999 Equity Incentive Plan, as amended (6)
10.8	Form of Indemnification Agreement between the Registrant and its directors and executive officers (1)
10.9	Lease Agreement between the Registrant and John Arrillaga, or his successor Trustee, UTA 7/20/77, dated July 19, 1995 (the "Lease Agreement") (1)
10.10	Amendment No. 1 to the Lease Agreement, dated November 7, 1997 (1)
10.11	Amendment No. 4 to the Lease Agreement, dated February 4, 1999 (3)
10.12	Loan and Security Agreement between the Registrant and Silicon Valley Bank ("SVB"), dated July 3, 1996 (1)
10.13	Amendment to Loan and Security Agreement between the Registrant and SVB, dated June 10, 1998 (2)
10.14	Loan Modification Agreement between the Registrant and SVB, dated as of March 10, 2000 (5)
10.15	Master Lease Agreement between the Registrant and Comdisco, Inc. ("Comdisco"), dated April 30, 1997(1)
10.16	Subordinated Loan and Security Agreement between the Registrant and Comdisco, dated April 30, 1997(1)
10.17	Development and License Agreement between the Registrant and Advanced Telecommunications Modules Limited, dated February 25, 1994, as amended (1)
10.18	Technology Licensing Agreement between IBM Corporation and the Registrant, dated October 16, 1997 (1)
10.19	Warrant issued to SVB, dated April 11, 1997 (1)
10.20	Subordinated Loan and Security Agreement between the Registrant and Comdisco, dated October 23, 1997 (1)

10.21	Lease Agreement between the Registrant and John Arrillaga, or his successor Trustee, UTA 7/20/77, dated November 7, 1997 (1)
10.22	Letter Agreement between IBM Corporation and the Registrant, dated February 8, 1998 (1)
10.34	Second Amended and Restated Promissory Note, dated August 21, 2000, issued in favor of the Registrant by Allwyn Sequeira (7)
10.35	Letter Agreement between Registrant and Allwyn Sequeira, dated October 10, 2000 (7)
10.36	Stock Purchase Agreement, dated June 8, 2000, between the Registrant and Vulcan Ventures Incorporated (4)
10.37	Warrant to Purchase 850,000 of the Registrant's Common Stock, dated June 8, 2000, issued by the Registrant to Vulcan Ventures Incorporated(4)
10.38	Registration Rights Agreement, dated June 8, 2000, between the Registrant and Vulcan Ventures Incorporated (4)
10.39*	Video Services Agreement, dated May 8, 2000, between the Registrant and Qwest Communications Corporation (4)
10.40†	Employment and Non-Competition Agreement, dated March 22, 2001, between the Registrant and Killko Caballero
10.41†	Consulting Agreement, dated July 26, 2000, between the Registrant and Stephen Rackets
10.42†	Offer Letter, dated September 28, 2000, and Confirmation Letter, dated September 14, 2000, between the Registrant and James Griffin
10.43†	Employment Agreement, dated April 11, 2001, between the Registrant and David Bundy
10.44†	Employment Agreement, dated April 11, 2001, between the Registrant and Raymond Cavanagh
10.45†	Employment Agreement, dated April 11, 2001, between the Registrant and Jeffrey Krampf
10.46†	Employment Agreement, dated April 11, 2001, between the Registrant and Robert Scott
11.1	Statement of Computation of Earnings (Loss) Per Share (9)
23.1†	Consent of PricewaterhouseCoopers LLP, independent accountants
23.2†	Consent of Ernst & Young LLP
23.3	Consent of Cooley Godward LLP (Included in Exhibits 5.1 and 8.2)
23.4	Consent of Hale and Dorr LLP (Included in Exhibit 8.2)
23.5	Consent of Greenbridge Partners LLC
23.6	Consent of Chase Securities Inc. (Included in Appendix D)
24.1†	Power of Attorney (included on signature page)
99.1†	Form of Proxy Card of the Registrant
99.2†	Form of Proxy Card of CUseeMe Networks, Inc.

Notes to Exhibits

*
Confidential Treatment has been granted with respect to certain portions of this Exhibit.
†
Previously filed.
(1)
Filed as an exhibit to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-38755).
(2)
Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q filed on June 10, 1998 (File No. 000-23305).
(3)
Filed as an exhibit to the Registrant's Annual Report on Form 10-K filed on April 15, 1999 (File No. 333-72833).

(4)
Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q filed on August 14, 2000 (File No. 000-23305).
(5)
Filed as an exhibit to the Registrant's Annual Report on Form 10-K filed on March 20, 2000 (File No. 333-72833).
(6)
Filed as an exhibit to the Registrant's Registration Statement on Form S-8 filed on July 17, 2000 (File No. 333-4159).
(7)
Filed as an exhibit to the Registrant's Annual Report on Form 10-K filed on April 2, 2001 (File No. 000-23305).
(8)
Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on April 4, 2001 (File No. 000-23305).
(9)
See Note 1 to the Registrant's consolidated financial statements.

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Part II Information Not Required in Prospectus
Signatures
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